Exhibit 10.5
*	Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.
QUALITY AGREEMENT for TRU-016
between
TRUBION PHARMACEUTICALS, INC.
and
LONZA SALES AG
     This Quality Agreement (“Quality Agreement”) is dated effective as of November ___, 2008, and it defines the roles and responsibilities for the quality operations between TRUBION PHARMACEUTICALS, INC. (“Trubion” and “Customer”) and LONZA SALES AG (“Lonza”) with respect to the manufacture of Customer’s product commonly referred to as TRU-016 under that certain Manufacturing Services Agreement dated as of November 21, 2005, between Trubion and Lonza Biologics, Inc. (“Biologics”) (as amended and novated, the “MSA”). Concurrently herewith, the parties are also entering into an amendment to manufacturing services in order to amend the MSA as appropriate for the manufacture of TRU-016 (the “Amendment”). Lonza is the successor in interest to Biologics under the MSA pursuant to that certain Novation Agreement effective as of January 1, 2007, among Trubion, Lonza and Biologics.
The parties agree as follows:
This is the Quality Agreement referred to in Section 2.2.3 of the Amendment and attached as Exhibit A-016 to the Amendment. When used in this Quality Agreement, the term “Product” shall have the meaning given in the MSA, and refers to TRU-016 and/or to the form of TRU-016 manufactured under the MSA, as the context requires. Any capitalized term used but not defined in this Quality Agreement shall have the meaning given in the MSA. This Quality Agreement may be amended by written agreement of the parties. In the event of a conflict between the Quality Agreement and the MSA, the MSA shall control. This Quality Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. This Quality Agreement shall be effective upon full execution, and a signature transmitted via facsimile or other electronic means shall be deemed to be and shall be as effective as an original signature. This Quality Agreement may be amended by written agreement of the parties; no modifications will be binding unless executed in writing by both parties. This Quality Agreement is governed by, and this Quality Agreement and the obligations of the parties will be determined in accordance with, the laws of the State of New York, without reference to its choice of law rules. New York’s choice of law rules shall not be invoked for the purpose of applying the law of another jurisdiction.
The responsibilities and rights of the parties under this Quality Agreement are set forth below.

Confidential
A. Overall Responsibilities
This Quality Agreement outlines the responsibilities of the Customer and Lonza with respect to the quality assurance of Product (TRU-016) manufactured and supplied by Lonza for the Customer under the terms of the MSA.
This Quality Agreement takes the form of a detailed list of activities associated with the manufacture, testing and release of Product. Responsibility for each activity is assigned to either the Customer or Lonza, or is assigned to both the Customer and Lonza.
The Customer acknowledges that certain activities and obligations under the Quality Agreement may be performed by Lonza’s Affiliates having expertise in the relevant areas, provided that Lonza shall remain responsible to Customer for the acts and omissions of their Affiliates.
This detailed list describes generic quality activities that would be performed by both parties for Product used by Customer for further manufacturing use in the preparation of human parenteral Drug Products for clinical trial supply. The specific Services to be provided by Lonza will be set out in the MSA (and the Amendment and any other amendments to the MSA) on Price and other terms acceptable to both parties.
Lonza is responsible for ensuring that the quality requirements for Product are as specified in the approved Product Specification and that Product is manufactured, tested and stored in accordance with the ICH Q7 consensus guideline ‘Good Manufacturing Practice for Active Pharmaceutical Ingredients’, US FDA 21 CFR 210/211, The Rules Governing Medicinal Products in the European Union, Volume IV Part II and all other laws, rules and agency regulations as applicable to API manufacture.
The Customer is responsible for shipping and the final review, approval and release of Product for use in clinical trial supply. The Customer is responsible for technical oversight, Product Specifications and Regulatory Agency filings.
B. Specific Responsibilities
Lonza has primary accountability to ensure these responsibilities are executed in accordance with this Quality Agreement. Note also that “Right to Audit” shall not imply that Customer’s audit rights are limited to those boxes where “Right to audit” appears.
1.0 Organization and Personnel

Lonza Responsibility	Customer Responsibility and Right

• Ensure adequate number of personnel have appropriate training, skills, knowledge and experience to manufacture and test Product to cGMP.	• Right to audit.
2.0 Premises and Equipment

Lonza Responsibility	Customer Responsibility and Rights

• Ensure premises, environment, utilities equipment and computerised systems are properly designed, validated and maintained in accordance with cGMP.	• Right to audit.

Confidential
2.0 Premises and Equipment

Lonza Responsibility	Customer Responsibility and Rights

• Ensure Product is manufactured and tested only at sites as agreed with Customer.	• Right to audit.

• Ensure appropriate separation and controls are in place for operation for multi-Product facility.	• Right to audit.

• Ensure that the manufacturing premises and activities are legally registered, certified or licensed by the applicable regulatory agencies.	• Right to audit.

• Supply customer with copies of relevant registrations, certificates or licenses if applicable.	• Right to audit.

• Notify customer of new products being manufactured by Lonza that could result in changes to Customer’s current processes (for example cleaning or line clearance).	• Right to audit.
3.0 Raw Materials for Process and Packaging of Product

Lonza Responsibility	Customer Responsibility and Rights

• Source, test and release raw materials and primary packaging of appropriate quality for processing of Product.	• Right to audit.

• Ensure that all animal derived raw materials used for Product are appropriately tested in line with current regulatory guidance.	• Right to audit.

• Qualify or approve vendors of raw materials in accordance with the relevant standard operating procedure. Provide list of vendors as required.	• Right to audit.

• Retain representative samples of critical raw materials. Store under appropriate conditions according to the relevant standard operating procedure.	• Right to audit.

• Qualify raw materials in accordance with the relevant standard operating procedure.	• Right to audit.

Confidential
4.0 Cell Banks

Lonza Responsibility	Customer Responsibility and Rights

• Prepare, characterise and store cell bank if requested by Customer.	• Agree to testing strategy.

• Jointly agree to specifications and test methods to enable release of cell banks for use in Lonza’s multi-Product manufacturing facility.	• Jointly agree to specifications and test methods where required to enable Product manufactured from cell banks to be released for use in clinical trial supply.

• Provide generic shipping validation data where available if requested by Customer.	• Right to audit or perform shipping validation.
5.0 Product Specification

Lonza Responsibility	Customer Responsibility and Rights

•     Jointly review, approve, and issue the following Drug Substance and Drug Product Specification(s) as required:
o Drug Substance Release
o Drug Substance Stability
o Drug Product Release
o Drug Product Stability

•     Jointly review and approve, within 10 business days, or within a mutually agreed timeframe, the following Drug Substance and Drug Product Specification(s) as required:
o Drug Substance Release
o Drug Substance Stability
o Drug Product Release
o Drug Product Stability

Confidential
6.0 Production and Process Control

Lonza Responsibility	Customer Responsibility and Rights

• Prepare, approve and maintain documents relating to facility, equipment and test methods.	• Right to audit.

• Jointly review Process Descriptions, approve and issue.	• Jointly review and approve Process Descriptions. Provide review comments and/or approval within 5 business days or upon mutually agreed upon timeframe.

• Prepare Master Batch Records for each processing step. Provide to Customer for review and comment additional Master Batch Record documentation as mutually agreed upon.	• For the Master Batch Records mutually agreed upon to be reviewed by the Customer, provide review comments and/or approval within 5 business days or upon mutually agreed upon timeframe.

• Define and perform in-process controls and testing program.	• Agree to in-process testing strategy.

• Designate unique batch numbers for raw materials, process materials and Product.	• Right to audit.

• Manufacture of Product to Product Specification, cGMP standards and current regulatory submissions made available to Lonza as appropriate.	• Right to audit. • Provide relevant sections of regulatory submissions to Lonza as appropriate.

• Ensure QA representatives are on-site or available at all times during manufacture and testing of product.	• Right to audit.

•     Permit Customer’s person on plant to be present in Lonza’s facility during normal business hours to observe the runs and observe Lonza’s performance, at times and for durations to be agreed upon with Customer.

•     It if is determined that the Customer representative/consultants are also engaged by a Third Party biologics manufacturer reasonably determined by Lonza to be a competitor of Lonza, Lonza shall not be required to permit access to Lonza’s facility.

•     Right to designate 1 of its employees or consultants as Customer’s person on plant, to be present in Lonza’s facility during normal business hours to observe the runs and observe Lonza’s performance, at times and for durations to be agreed upon with Lonza.

•     Customer to ensure there are appropriate 3-way confidentiality agreements in place with any representative/consultants used. Provide Customer representative/ consultants list to Lonza at least 10 business days in advance of such representative/consultants first trip to Lonza’s facility.

• While at Lonza’s facility, Customer’s representative shall comply with all of Lonza’s applicable policies and procedures, and, at Lonza’s option, shall be escorted by Lonza personnel.	• While at Lonza’s facility, Customer’s representative shall comply with all Lonza’s applicable policies and procedures, and,at Lonza’s option, shall be escorted by Lonza personnel.

Confidential
6.0 Production and Process Control

Lonza Responsibility	Customer Responsibility and Rights

• Perform product specific cleaning validation of small parts/miscellaneous equipment.	• Right to audit.
7.0 Product Storage, Labelling and Packaging Prior to Shipment

Lonza Responsibility	Customer Responsibility and Rights

• Store, label and package the Product as defined in the Product Specification.	• Right to audit.
8.0 Shipment

Lonza Responsibility	Customer Responsibility and Rights

• Notify Customer of proposed shipment date.	• Agree to shipment date (notify Lonza if specific shipment date is required).

• Ship Product on behalf of Customer to locations designated by Customer.	• Acknowledge receipt of Product.

• Provide generic shipping validation data for Product where available if requested by Customer.	• Right to audit or perform specific shipping validation.

• If Product is to be shipped under quarantine ensure written confirmation received from Customer to authorise shipment of Product under quarantine prior to shipment.	• Provide Lonza with written confirmation to authorise shipment of Product under quarantine.

Confidential
9.0 Laboratory Controls

Lonza Responsibility	Customer Responsibility and Rights

• Perform Product release testing against Product Specification.	• Right to audit.

▪ Jointly approve Product-specific analytical Test Methods	▪ Jointly approve Product-specific analytical Test methods

• If requested by Customer, provide copies of raw data and testing records	• Right to receive copies of raw data and testing records

•      Notify Customer of confirmed out of specification (OOS) Product release testing results where possible within one (1) business day and not to exceed three (3) business days of the out of specification being confirmed.
• Review confirmed out of specification reports; comment on corrective and preventative actions. For target specifications discuss impact on quality of the Product.

•      Take and retain Bulk Product samples from each batch sufficient for at least two (2) full biochemical specification analyses for use in the event of an investigation on Product released for clinical trial supply.
• Right to audit.

• Store the above samples under appropriate conditions.

• Retain samples for the period defined in the relevant standard operating procedure.	• Right to audit.

• Notify Customer of intent to destroy retention samples with option to send samples to Customer.	• Approve destruction of samples or request receipt of samples.

If reference prepared by Lonza	If reference prepared by Lonza

• Prepare, characterise and store Product reference standard if requested by the Customer.	• Right to audit.

▪ Jointly approve Product reference standard protocol and report	▪ Jointly approve Product reference standard protocol and report

• Provide reference standard characterisation report if required.

If reference supplied by Customer	If reference supplied by Customer

• Store characterized Product reference standard under appropriate conditions.	• Supply characterised Product reference standard with Certificate of Analysis.

Confidential
10.0 Use of Contract Testing Laboratories

Lonza Responsibility	Customer Responsibility and Rights

• Qualify Contract Testing Laboratories for raw material release testing, in-process testing and Product release testing.	• Right to audit.

• Notify Customer of Contract Testing Laboratories intended to be used for Product release testing.	• Consent or reject to the use of Contract Testing Laboratories.
11.0 Product Release

Lonza Responsibility	Customer Responsibility and Rights

• Review Batch Record for compliance to cGMP and the Product Specification.	• Right to audit.

•     Provide Customer with copies of main operational steps from Batch Record. This will include the Certificate of Analysis (including TSE / BSE statements), a summary of batch related deviations and environmental monitoring summaries.

•     Right to audit Batch Records prior to Customer release or, if appropriate, review copies of batch records provided by Lonza. Provide advance notice of intent to audit/review Batch Records no fewer than 10 business days. Each Batch Record audit/review will be limited to no more than 2 representatives and 2 days per Process Lot, unless otherwise mutually agreed.

• Right to audit related ancillary documents (i.e. media/buffer records) at Lonza if appropriate. (Lonza proprietary information will be omitted).

• Prepare a Certificate of Analysis for Drug Substance /Statement of Testing for vialled Drug Product, if applicable, and release Product to Customer for further manufacturing use.	• Release Drug Product for clinical trial supply.

Confidential
12.0 Deviations and Failed Run Reports

Lonza Responsibility	Customer Responsibility and Rights

• Initiate investigations, evaluate and define follow up actions and final approval of deviations and failure investigation reports.	• Right to audit.

• Notify the Customer of deviations identified by Lonza QA as external, where possible within one (1) business day and not to exceed three (3) business days of the event being assigned as external.
•     Review/approve external deviations; comment on corrective and preventative actions. Agree to the impact on the quality of the Product prior to release by Lonza for further manufacturing use. Comments and approval for external deviations to be provided within 10 business days.

• Provide a list and summary of all product related deviations (see section 11.0). If requested, provide Customer with full copies (e.g. PDF) of deviation and investigation reports.	• Review report.

• Notify Customer of failed runs where possible within one (1) business day and not to exceed three (3) business days of failure being identified.	• Review failure investigation report and comment on corrective and preventative actions.

• Where possible within one (1) business day and not to exceed three (3) business days of event being identified; notify Customer of any events which may impact batches previously shipped or released.	• Right to audit.

Confidential
13.0 Change Control Procedures

Lonza Responsibility	Customer Responsibility and Right

Customer proposed changes	Customer proposed changes

• Process change through change control and notify Customer of change approval. If change rejected discuss reasons for rejection with Customer.	• Propose Customer changes and provide rationale in writing.

Lonza proposed changes	Lonza proposed changes

•     Propose Product specific changes in writing and provide rationale for change to Process Descriptions; test methods; sampling plans; specifications for key raw materials (animal and / or human derived raw materials, chromatography resins and final formulation excipients); Product Specification(s) and stability program. Process change through change control.
• Approve proposed Product specific changes prior to implementation within an agreed timeframe (not to exceed 10 business days).

• Inform Customer of changes to key personnel as identified in Appendix 1.	• Right to audit.

• Inform Customer of changes to major items of equipment, premises and utilities used for manufacture of Product.	• Right to audit.

All changes	All changes

• With Customer define strategy for notifying change to Regulatory Agency as appropriate.	• With Lonza define strategy for notifying change to Regulatory Agency as appropriate.

• Inform Customer of Product batches manufactured with the change until regulatory approval obtained, if required.	• Ensure Product is not distributed until Regulatory approval obtained, if required.

Confidential
14.0 Reprocessing / Rework

Lonza Responsibility	Customer Responsibility and Right

•     With Customer agree to reprocessing or rework procedures, where possible prior to execution. (Reprocessing is performed using an external planned deviation; Rework is performed using a change control.)
• Provide approval in writing for reprocessing or rework to Lonza, prior to execution.

• Provide documented reason and justification for reprocessing or rework event.	• Provide documented reason and justification for reprocessing or rework event.

• With Customer agree the appropriate testing required prior to the release of Product.	• With Lonza agree the appropriate testing required prior to the release of Product.

Confidential
15.0 Audit

Lonza Responsibility	Customer Responsibility and Right

•    [*] cGMP compliance audit permitted per year to cover all Products not to exceed [*] and [*]. Additionally, the Customer may request ‘for cause’ audits to address Product quality issues.

•    Permit Customer representatives access to warehousing, manufacturing areas, laboratories and manufacturing documents including all standard operating procedures (Lonza proprietary information will be omitted), raw data and records for audit purposes. Customer representatives to be escorted at all times by Lonza personnel.

•     If it is determined that the Customer representative/consultants are also engaged by a Third Party biologics manufacturer reasonably determined by Lonza to be a competitor of Lonza, Lonza shall not be required to permit access to the Lonza facility.

•     Provide reasonable notice of intention to audit (thirty (30) calendar days).

•     Hold an exit meeting to discuss observations

•     Provide an audit report within thirty (30) calendar days of completion of audit.

•     Customer to ensure there are appropriate 3-way confidentiality agreements in place with any representative/consultants used. Provide Customer representative/consultants list to Lonza (at least (10) calendar days) in advance of such representative/consultants first trip to Lonza’s facility.

• Allow the Customer to observe operations related to Product manufacturing and testing providing other Customer’s confidentiality is respected.

• Provide a written response to all audit findings that require corrective action within twenty (20) business days of receipt of the audit report. Response to include expected timelines.

• Provide updates to the Customer, upon request, on the implementation of the corrective actions.
16.0 Product Complaints and Recall

Lonza Responsibility	Customer Responsibility

• Respond to requests for data to assist Customer in their investigation. Agree to a timeline for response.	• Receive and investigate Product complaints and instigate Product recall, as appropriate.
*Confidential Treatment Requested.

Confidential
17.0 Batch Records

Lonza Responsibility	Customer Responsibility

•     Retain records associated with manufacture and testing of Product, including records associated with the inspection and release of raw materials and primary packaging components for a minimum of fifteen (15) years from date of manufacture of Product.
• Right to audit.

• Notify Customer of intent to destroy records with option to send records (Lonza proprietary information will be omitted) to Customer. or	• Approve destruction or request receipt of records.
• Agree terms with Customer for future storage.

Confidential
18.0 Process Validation

Lonza Responsibility	Customer Responsibility and Rights

• With Customer define process validation plans for Product including analytical validation and stability studies.	• With Lonza define process validation plans for Product including analytical validation and stability studies.

Where process validation is performed by Lonza	Where process validation is performed by Lonza

• Provide Customer with Product specific validation protocol(s) for approval prior to execution.	• Approve Product specific validation protocol(s) within 5 business days or mutually agreed upon timeframe.

• Provide Customer with draft Product specific validation report(s) for review and comment.	• Review and comment on Product specific validation report(s) or within 5 business days or mutually agreed upon timeframe.

• Issue Customer with copy of approved Product specific validation report(s).

Where Process validation is performed by Customer	Where Process validation is performed by Customer

• Incorporate specifications in cGMP documentation.	• Provide Lonza with process validation report(s).

Product Specific Cleaning Validation performed by Lonza	Product Specific Cleaning Validation performed by Lonza

• Perform product specific cleaning validation in conjunction with process validation.	• Right to audit.

Confidential
19.0 Regulatory Agency Inspection

Lonza Responsibility	Customer Responsibility and Rights

Pre-approval GMP inspections	Pre-approval GMP inspections

• Provide Customer with regular debriefs. • Review inspection observations with Customer.	• Provide on site representatives for pre-approval inspections and involvement in Product requests relating to Customer responsibilities.

• Notify Customer of proposed responses and corrective action plans regarding the Product, process or systems relating to Product.	• Comment on proposed inspection responses to observations relevant to Product.

•    If it is determined that the Customer representative/consultants are also engaged by a Third Party biologics manufacturer reasonably determined by Lonza to be a competitor of Lonza, Lonza shall not be required to permit access to the Lonza facility.

•    Provide Customer representative/ consultants list to Lonza (at least (10) calendar days) in advance of such representative/consultants first trip to Lonza’s facility.

•    Customer to ensure there are appropriate 3-way confidentiality agreements in place with any representative/consultants used.

Routine GMP inspection	Routine GMP inspections

• Inform Customer of Regulatory Agency inspections affecting manufacture or testing of Product.	• For Regulatory Agency inspections regarding Product, provide assistance when requested by Lonza.

• Notify Customer of inspection observations (including Deficiency Letters) regarding the Product, process or systems relating to the Product.	• Comment on proposed inspection responses to observations relevant to Product.

Confidential
20.0 Regulatory Submissions

Lonza Responsibility	Customer Responsibility and Rights

Customer’s regulatory application	Customer’s regulatory application

• Review and comment on relevant sections of Customer’s Regulatory Application.
•    Prepare and provide Lonza with copy of relevant sections of Regulatory Application for review and comment prior to submission to Regulatory Agency.

•    Provide Lonza with copy of relevant sections of Regulatory Application as submitted to Regulatory Agency.

Teleconferences and meetings with the Regulatory Agencies	Teleconferences and meetings with the Regulatory Agencies

• Attend teleconferences and meetings between the Customer and Regulatory Agencies arranged to specifically discuss topics relating to Lonza’s responsibilities.	• Arrange for Lonza personnel to have option to attend teleconferences and meetings between Customer and Regulatory Agencies to specifically discuss topics relating to Lonza’s responsibilities.

Comparability protocol(s)	Comparability protocol(s)

• Within agreed timeframe respond to requests for data to assist Customer in preparing their Comparability Protocol and Report.	• Provide Comparability Protocol and Report to Regulatory Agency.
The parties have executed this Quality Agreement for TRU-016 as of the date first written below.
Lonza Sales AG

Name:	Gerry Kennedy	Signature:	/s/ GERRY KENNEDY

Title:		Date:	27 Nov 08
AUTHORIZED SIGNATORY

Name:	Karen Fallon	Signature:	/s/ KAREN FALLON

Title:		Date:	27 Nov 08
AUTHORIZED SIGNATORY

Name:	Sue Crow	Signature:	/s/ SUE CROW

Title:	VP Quality	Date:	4 Dec 08
QUALITY ASSURANCE SIGNATORY

Confidential

Trubion Pharmaceuticals, Inc.

Name:	/s/ PETER A. THOMPSON	Signature:	Peter Thompson, MD, FACP

Title:	Chairman, President & CEO	Date:	12/5/08

CONFIDENTIAL
Appendix 1 to Quality Agreement for TRU-016 — Key Personnel

Trubion	Lonza
Technical Coordinator:	[*]
Gilles Lefebvre Associate Director, Process Development	[*]
Tel: +1 206 859 6617	[*]
Fax: +1 206 838 0503	[*]
Email: glefebvre@trubion.com	[*]

Director of Quality Assurance:	[*]
Sally Gould Sr. Director, Regulatory Affairs & Quality Assurance	[*]
Tel: +1 206 838 0510	[*]
Fax: +1 206 838 0503
Email: sgould@trubion.com	[*]

VP of Manufacturing:	[*]
Vijay Yabannavar VP, PD & Manufacturing	[*]
Tel: 1 206 859 6661	[*]
Fax: +1 206 838 0503
Email: vyabannavar@trubion.com	[*]

[*]
[*]
[*]
[*]
*Confidential Treatment Requested.

CONFIDENTIAL
Exhibit B
Coordinators
TRUBION

Trubion’s Primary Business Coordinator Trubion’s Backup Business Coordinator Trubion’s Primary Technical Coordinator Trubion’s Backup Technical Coordinator	[*] [*] [*] [*]

LONZA

Lonza’s Primary Business Coordinator Lonza’s Backup Business Coordinator Lonza’s Primary Technical Coordinator Lonza’s Backup Technical Coordinator	[*] [*] [*] [*]
*Confidential Treatment Requested.

CONFIDENTIAL
Exhibit D-016
Initial List of Critical Raw Materials
CONFIDENTIAL

Description	Vendor	Part Number
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
*Confidential Treatment Requested.

CONFIDENTIAL
Exhibit E-016
[*]
Part I — Copy of Bulk Drug Specification

CONFIDENTIAL
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]

[*]	[*]	[*]	[*]

[*]
*Confidential Treatment Requested.

CONFIDENTIAL

[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]

[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]
*Confidential Treatment Requested.

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[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]

[*]

[*]

[*]
*Confidential Treatment Requested.

CONFIDENTIAL
Exhibit E-016 (continued)
[*]

[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]
[*]
*Confidential Treatment Requested.

CONFIDENTIAL
Schedule 1-016
Description of Product
For purposes of the Agreement, the term “Product” means the proprietary Small Modular ImmunoPharmaceutical (SMIP™) protein known as TRU-016.

CONFIDENTIAL
Schedule 2-016
Description of Services
For purposes of this Schedule, “Services” means the Runs and the other manufacturing services and other services to be performed by Lonza under the Agreement and the Quality Agreement, as such Services are more particularly described below, in the body of the Agreement and in the Quality Agreement.
The following notes are applicable to all Services described in this Schedule:

[*]
[*]		[*]	[*]	[*]
	[*]	[*]	[*]	[*]
[*]

	[*]					[*]
[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]

	[*]					[*]
[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]

	[*]					[*]
[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
*Confidential Treatment Requested.

CONFIDENTIAL
Schedule 3-016
Pricing and Terms of Payment
In consideration for Lonza carrying out the Services as detailed in Schedule 2-016, Trubion shall pay Lonza as follows:

Stage	Description	Price (US$)[1]
Stage 1	[*]	[*]
Stage 2	[*]	[*]
Stage 3	[*]	[*]
Stage 4	[*]	[*]
Stage 5	[*]	[*]
Stage 6	[*]	[*]
Stage 7	[*]	[*]
Stage 8	[*]	[*]
Stage 9	[*]	[*]

Notes:

1.	In addition to the prices listed in the table above, Trubion shall reimburse Lonza for reasonable out-of-pocket expenses for insurance and transportation which are incurred by Lonza in performing the Services. Expenses which exceed [*] must be pre-approved by Trubion.

2.	Invoices for these Services shall be issued, and payments shall be made, in U.S. dollars.

3.	Section 8 (Claims) of the Agreement shall apply to Stage [*]. With respect to the other Stages, the parties agree as follows: In the event of any defect or nonconformance in any Services or deliverables arising out of Lonza’s [*] shall, at [*] option, either [*]at [*].

4.	Stage [*] may be cancelled in accordance with Section 4.2(b) of the Agreement. The other Stages may be cancelled or terminated [*].

5.	If Trubion cancels a Stage prior to [*]. If [*] Trubion terminates that Stage, [*] For the avoidance of doubt, the parties agree that this Note 5 does not apply to Stage [*].
*Confidential Treatment Requested.

CONFIDENTIAL
Payment by Trubion of the Price for each Stage shall be made against Lonza’s invoices as follows:
For Stage 1
[*] upon [*] of Stage 1
[*] upon [*] of Stage 1
For Stage 2
[*] upon [*] of Stage 2
[*] upon [*] of Stage 2
For Stage 3
[*] upon [*] of Stage 3
[*] upon [*] of Stage 3
For Stage 4
[*] upon [*] out of freeze
[*] upon [*] of Stage 4
The price for Stage 4 is the full amount and is inclusive of [*], with the exception of [*]; the cost of [*] required for this Stage will be invoiced separately and shall be [*] in addition to the price for
Stage 4. [*]For Stage 5
[*] upon [*] of Stage 5
[*] upon [*] of Stage 5
For Stage 6
[*] upon [*] of Stage 6
[*] upon [*] of Stage 6
[*]For Stage 7
[*] upon [*] of Stage 7
[*] upon [*] of Stage 7
For Stage 8
[*] upon [*] of Stage 8
[*] upon [*]
[*] upon [*]
[*] upon [*]
For Stage 9
[*] upon [*] of Stage 9
[*] upon [*]
[*] upon [*]
[*] upon [*]
*Confidential Treatment Requested.